Exhibit 99.1

Janus Henderson Group plc Reports Fourth Quarter and Full-Year 2025 Results

●

Solid investment performance, with 65%, 65%, 65%, and 67% of assets under management (“AUM”) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as of December 31, 2025

●	AUM of US$493 billion as of December 31, 2025, an increase of 30% year over year

●	Fourth quarter 2025 breakeven net flows and US$56.5 billion of net inflows in 2025 compared to US$2.4 billion of net inflows in 2024

●	Fourth quarter 2025 diluted EPS of US$2.62 and adjusted diluted EPS of US$2.01 were impacted by extraordinary annual performance fee revenues

LONDON — Janus Henderson Group plc (NYSE: JHG; “JHG," "Janus Henderson,” or the “Company”) published its fourth quarter and full-year 2025 results for the period ended December 31, 2025. Fourth quarter 2025 operating income was US$487.4 million compared to US$172.0 million in the third quarter 2025 and US$197.5 million in the fourth quarter 2024. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$383.7 million in the fourth quarter 2025 compared to US$204.5 million in the third quarter 2025 and US$204.7 million in the fourth quarter 2024.

Fourth quarter 2025 diluted earnings per share of US$2.62 compared to US$0.92 in the third quarter 2025 and US$0.77 in the fourth quarter 2024. Adjusted diluted earnings per share of US$2.01 in the fourth quarter 2025 compared to US$1.09 in the third quarter 2025 and compared to US$1.07 in the fourth quarter 2024.

Ali Dibadj, Chief Executive Officer, stated:

"Despite a deceleration in inflows, we ended 2025 with solid fourth quarter results that delivered improvements in adjusted operating revenues, operating income, and EPS, driven mostly by markets and one-time performance fees. In 2025, we demonstrated several signs of continued progress across the business thanks to our valued employees, who have worked together to execute our strategy to Protect and Grow, Amplify, and Diversify our business. Along these lines, the previously announced definitive agreement to acquire Richard Bernstein Advisors (RBA) will position Janus Henderson as a leading model portfolio and separately managed account (SMA) provider. At the completion of the transaction, Janus Henderson will rank among the top 10 model portfolio providers in North America, placing it at the forefront of an industry that is well positioned for growth. In addition, RBA’s deep expertise in model and SMA distribution will allow Janus Henderson to strengthen its distribution capabilities, including with wirehouses and Registered Investment Advisors. We look forward to welcoming the RBA team as new colleagues of Janus Henderson and look forward to growing the business for our clients, together. Going forward, we will continue to invest more in our brand, technology, and talented people, underscoring our unwavering commitment to deliver for our clients.

"In that context, the previously announced definitive merger agreement to be acquired by Trian and General Catalyst marks an important step forward for the Company. We believe this proposed transaction delivers compelling, immediate value to our shareholders while allowing us to invest further in our product offering, client services, technology, and talent. Our focus remains where it belongs—on delivering differentiated insights, disciplined investment excellence, and world-class service to our clients."

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, JHG management evaluates the profitability of the Company and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See “Reconciliation of non-GAAP financial information” below for additional information.

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2025	2025	2024	2025	2024
GAAP basis:
Revenue	1,142.3	700.4	708.3	3,097.3	2,473.2
Operating expenses	654.9	528.4	510.8	2,120.5	1,827.5
Operating income	487.4	172.0	197.5	976.8	645.7
Operating margin	42.7%	24.6%	27.9%	31.5%	26.1%
Net income attributable to JHG	403.2	142.1	121.8	815.9	408.9
Diluted earnings per share	2.62	0.92	0.77	5.23	2.56

Adjusted basis:
Revenue	996.6	554.8	567.6	2,535.8	1,940.8
Operating expenses	612.9	350.3	362.9	1,624.0	1,272.7
Operating income	383.7	204.5	204.7	911.8	668.1
Operating margin	38.5%	36.9%	36.1%	36.0%	34.4%
Net income attributable to JHG	309.2	169.6	169.4	746.0	563.7
Diluted earnings per share	2.01	1.09	1.07	4.78	3.53

PROPOSED MERGER

As previously announced on December 22, 2025, the Company has entered into a definitive merger agreement to be acquired by an investor group led by funds and investment vehicles associated with Trian Fund Management, L.P. and General Catalyst Group Management, LLC (the "Proposed Transaction").

SHARE REPURCHASE AND DIVIDEND

As a result of the Proposed Transaction, the Company is suspending the payment of the regular quarterly dividend.

Prior to the Proposed Transaction announcement, as part of the Company's Board-approved US$200 million on-market share repurchase program, JHG purchased approximately 0.6 million shares of its common stock on the New York Stock Exchange (NYSE) in the fourth quarter 2025, for a total outlay of approximately US$27 million.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client transfers.

Total comparative AUM and flows

	Three months ended
	31 Dec	30 Sep	31 Dec
	2025	2025	2024
Opening AUM	483.8	457.3	382.3
Sales	32.5	29.9	20.4
Redemptions	(32.5)	(22.1)	(17.1)
Net sales / (redemptions)	—	7.8	3.3
Market / FX	9.4	18.7	(10.1)
Acquisitions and reclassifications	—	—	3.2
Closing AUM	493.2	483.8	378.7

Quarterly AUM and flows by capability

		Fixed
	Equities	Income	Multi-Asset	Alternatives	Total
AUM 31 Dec 2024	229.4	82.7	53.1	13.5	378.7
Sales	7.2	12.0	1.5	2.2	22.9
Redemptions	(11.4)	(6.4)	(2.1)	(1.0)	(20.9)
Net sales / (redemptions)	(4.2)	5.6	(0.6)	1.2	2.0
Market / FX	(7.8)	1.2	(0.9)	—	(7.5)
AUM 31 Mar 2025	217.4	89.5	51.6	14.7	373.2
Sales	8.2	60.5	1.1	2.0	71.8
Redemptions	(10.8)	(10.8)	(2.2)	(1.3)	(25.1)
Net sales / (redemptions)	(2.6)	49.7	(1.1)	0.7	46.7
Market / FX	28.8	3.0	5.1	0.5	37.4
AUM 30 Jun 2025	243.6	142.2	55.6	15.9	457.3
Sales	7.8	17.8	2.0	2.3	29.9
Redemptions	(11.1)	(8.1)	(2.0)	(0.9)	(22.1)
Net sales / (redemptions)	(3.3)	9.7	—	1.4	7.8
Market / FX	13.9	1.2	2.4	1.2	18.7
AUM 30 Sep 2025	254.2	153.1	58.0	18.5	483.8
Sales	8.6	18.5	2.4	3.0	32.5
Redemptions	(12.5)	(16.6)	(2.3)	(1.1)	(32.5)
Net sales / (redemptions)	(3.9)	1.9	0.1	1.9	—
Market / FX	6.3	0.8	0.7	1.6	9.4
AUM 31 Dec 2025	256.6	155.8	58.8	22.0	493.2

Average AUM by capability

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2025	2025	2024	2025	2024
Equities	255.1	249.1	235.5	240.1	224.7
Fixed Income	154.4	147.6	81.4	120.4	75.6
Multi-Asset	58.5	56.8	53.8	55.3	51.6
Alternatives	18.7	16.0	13.5	16.0	10.2
Total	486.7	469.5	384.2	431.8	362.1

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as of December 31, 2025)

Capability	1-year	3-year	5-year	10-year
Equities	55%	46%	48%	54%
Fixed Income	68%	93%	90%	92%
Multi-Asset	96%	96%	98%	97%
Alternatives	100%	100%	100%	100%
Total	65%	65%	65%	67%

Outperformance is measured based on composite performance gross of fees versus primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees versus zero for absolute return strategies, (2) fund net of fees versus primary index, or (3) fund net of fees versus Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles; ETF-enhanced beta strategies; legacy Tabula passive ETFs; Fixed Income Buy & Maintain mandates; legacy Guardian, NBK Capital Partners, and Victory Park Capital funds; Managed CDOs; Private Equity funds; and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 14% of AUM. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as of December 31, 2025)

Capability	1-year	3-year	5-year	10-year
Equities	82%	65%	66%	79%
Fixed Income	53%	49%	83%	74%
Multi-Asset	96%	92%	94%	95%
Alternatives	96%	41%	88%	58%
Total	78%	66%	75%	81%

Includes Janus Investment Fund, Janus Aspen Series, Janus Henderson Detroit Street Trust (ETFs), and Clayton Street Trust (U.S. Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, Australian Managed Investment Schemes, and legacy Tabula ICAVs (legacy Tabula passive ETFs are excluded). The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending December 31, 2025, 64%, 53%, 52%, and 54% of the 187, 173, 162, and 140 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on "primary" share class (Class I Shares, Institutional Shares, or share class with longest history for U.S. Trusts; Class H Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

Funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2025 Morningstar, Inc. All Rights Reserved. A fee was paid for the use of this data.

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As previously announced, while the Proposed Transaction is pending, the Company will not hold conference calls or live webcasts to discuss its financial results. However, access to the slides accompanying this release will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of December 31, 2025, Janus Henderson had approximately US$493 billion in assets under management, more than 2,000 employees, and offices in 25 cities worldwide. The firm helps millions of people globally invest in a brighter future together. Headquartered in London, Janus Henderson is listed on the NYSE.

Investor enquiries:	Media enquiries:
Jim Kurtz	Candice Sun
Head of Investor Relations	Global Head of Corporate Communications
+1 303 336 4529	+1 303 336 5452
jim.kurtz@janushenderson.com	candice.sun@janushenderson.com

Or

Investor Relations
investor.relations@janushenderson.com

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2025	2025	2024	2025	2024
Revenue:
Management fees	585.2	563.1	522.7	2,168.3	1,957.7
Performance fees	433.0	15.8	67.5	460.0	70.4
Shareowner servicing fees	69.2	66.7	63.6	257.3	240.7
Other revenue	54.9	54.8	54.5	211.7	204.4
Total revenue	1,142.3	700.4	708.3	3,097.3	2,473.2

Operating expenses:
Employee compensation and benefits	306.2	205.4	207.0	872.1	716.1
Long-term incentive plans	52.1	47.8	39.3	183.7	166.6
Distribution expenses	145.7	145.6	138.2	556.3	520.9
Investment administration	19.0	16.8	15.5	68.8	58.2
Marketing	14.3	10.7	14.3	46.9	40.4
General, administrative and occupancy	107.7	84.6	87.9	348.3	300.8
Impairment of assets	—	8.1	—	8.1	—
Depreciation and amortization	9.9	9.4	8.6	36.3	24.5
Total operating expenses	654.9	528.4	510.8	2,120.5	1,827.5

Operating income	487.4	172.0	197.5	976.8	645.7

Interest expense	(6.1)	(6.3)	(7.2)	(24.2)	(18.0)
Investment gains, net	44.7	55.1	6.9	146.9	70.8
Other non-operating income (expense), net	21.1	5.2	(27.2)	53.8	(86.6)
Income before taxes	547.1	226.0	170.0	1,153.3	611.9
Income tax provision	(120.9)	(45.0)	(48.5)	(245.7)	(166.3)
Net income	426.2	181.0	121.5	907.6	445.6
Net loss (income) attributable to noncontrolling interests	(23.0)	(38.9)	0.3	(91.7)	(36.7)
Net income attributable to JHG	403.2	142.1	121.8	815.9	408.9
Less: allocation of earnings to participating stock-based awards	(9.2)	(3.3)	(3.1)	(17.6)	(9.9)
Net income attributable to JHG common shareholders	394.0	138.8	118.7	798.3	399.0

Basic weighted-average shares outstanding (in millions)	149.6	150.6	154.2	152.0	155.4
Diluted weighted-average shares outstanding (in millions)	150.4	151.3	154.8	152.7	155.8

Diluted earnings per share (in US$)	2.62	0.92	0.77	5.23	2.56

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2025	2025	2024	2025	2024
Reconciliation of revenue to adjusted revenue
Revenue[1]	1,142.3	700.4	708.3	3,097.3	2,473.2
Management fees	(54.6)	(57.6)	(53.8)	(215.7)	(198.9)
Shareowner servicing fees	(56.7)	(53.9)	(51.3)	(209.6)	(194.4)
Other revenue	(34.4)	(34.1)	(35.6)	(136.2)	(139.1)
Adjusted revenue	996.6	554.8	567.6	2,535.8	1,940.8

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	654.9	528.4	510.8	2,120.5	1,827.5
Employee compensation and benefits[2]	(0.6)	(11.6)	(2.5)	(17.7)	(20.0)
Long-term incentive plans[2]	125.8	(1.6)	(2.9)	123.2	(8.1)
Distribution expenses[1]	(145.7)	(145.6)	(138.2)	(556.3)	(520.9)
General, administration and occupancy[2]	(17.7)	(7.4)	(1.5)	(24.5)	(2.7)
Impairment of assets[3]	—	(8.1)	—	(8.1)	—
Depreciation and amortization[3]	(3.8)	(3.8)	(2.8)	(13.1)	(3.1)
Adjusted operating expenses	612.9	350.3	362.9	1,624.0	1,272.7

Adjusted operating income	383.7	204.5	204.7	911.8	668.1

Operating margin	42.7%	24.6%	27.9%	31.5%	26.1%
Adjusted operating margin	38.5%	36.9%	36.1%	36.0%	34.4%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	403.2	142.1	121.8	815.9	408.9
Employee compensation and benefits[2]	0.6	11.6	—	12.5	8.5
Long-term incentive plans[2]	(125.8)	1.6	2.9	(123.2)	8.1
General, administration and occupancy[2]	17.7	7.4	1.5	24.5	2.7
Impairment of assets[3]	—	8.1	—	8.1	—
Depreciation and amortization[3]	3.8	3.8	2.8	13.1	3.1
Interest expense[4]	0.4	0.4	0.2	1.1	0.3
Investment gains, net[4]	—	—	—	—	0.8
Other non-operating income (expense), net[4]	(12.6)	4.6	42.5	(16.5)	136.9
Income tax benefit (provision)[5]	23.1	(8.8)	(1.1)	15.3	(4.4)
Net income attributable to noncontrolling interests[6]	(1.2)	(1.2)	(1.2)	(4.8)	(1.2)
Adjusted net income attributable to JHG	309.2	169.6	169.4	746.0	563.7
Less: allocation of earnings to participating stock-based awards	(7.0)	(4.0)	(4.3)	(16.1)	(13.6)
Adjusted net income attributable to JHG common shareholders	302.2	165.6	165.1	729.9	550.1

Weighted-average diluted common shares outstanding – diluted (in millions)	150.4	151.3	154.8	152.7	155.8
Diluted earnings per share (in US$)	2.62	0.92	0.77	5.23	2.56
Adjusted diluted earnings per share (in US$)	2.01	1.09	1.07	4.78	3.53

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[1]

JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and servicing fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue. In addition to the adjustments related to distribution and servicing activities, other revenue for the three months ended December 31, 2024, and the years ended December 31, 2025 and 2024, includes an adjustment related to an employee secondment arrangement with a joint venture. The arrangement is pass-through in nature, and we believe the costs do not represent our ongoing operations.

[2]

Reconciling items for the three months ended December 31, 2025, primarily include:

• In the three months ended December 31, 2025, we recognized significant performance fees from certain of our funds. A material portion of the direct compensation cost generated by this revenue is deferred into future periods on a U.S. GAAP basis. Given the magnitude of this performance fee revenue, the adjusted results for the three months ended December 31, 2025, accelerate the deferred cost of US$125.8 million in the same period as the associated revenue to better align the economics created by these performance fees.

• An adjustment to remove the accelerated amortization related to the strategic decision to transition our investment management platform to Aladdin.

• An adjustment to remove certain legal and consulting costs related to certain acquisitions and the merger agreement.

Reconciling items for the three months ended September 30, 2025, primarily include:

• An adjustment to remove the accelerated amortization related to the strategic decision to transition our investment management platform to Aladdin.

• An adjustment to remove employee redundancy expenses and the acceleration of long-term incentive plan expense related to the departure of certain employees.

Reconciling items for the three months ended December 31, 2024, primarily include:

• An adjustment to remove employee redundancy expenses and the acceleration of long-term incentive plan expense related to the departure of certain employees.

• An adjustment to remove certain acquisition-related expenses.

• An adjustment to remove the expense impact associated with a pass-through employee secondment arrangement with a joint venture.

Reconciling items for the year ended December 31, 2025, primarily include:

• In the year ended December 31, 2025, we recognized significant performance fees from certain of our funds. A material portion of the direct compensation cost generated by this revenue is deferred into future periods on a U.S. GAAP basis. Given the magnitude of this performance fee revenue, the adjusted results for the year ended December 31, 2025, accelerate the deferred cost of US$125.8 million in the same period as the associated revenue to better align the economics created by these performance fees.

• An adjustment to remove the accelerated amortization related to the strategic decision to transition our investment management platform to Aladdin.

• An adjustment to remove employee redundancy expenses and the acceleration of long-term incentive plan expenses related to the departure of certain employees.

• An adjustment to remove legal and consulting costs related to certain acquisitions and the merger agreement.

• An adjustment to remove the expense impact associated with a pass-through employee secondment arrangement with a joint venture.

Reconciling items for the year ended December 31, 2024, primarily include:

• An adjustment to remove the impact of an insurance reimbursement related to a separately managed account trade error that occurred in 2023.

• An adjustment to remove employee redundancy expenses and the acceleration of long-term incentive plan expenses related to the departure of certain employees.

• An adjustment to remove certain acquisition-related expenses.

• An adjustment to remove the expense impact associated with a pass-through employee secondment arrangement with a joint venture.

JHG management believes these costs do not represent our ongoing operations.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. The intangible assets are amortized on a straight-line basis over the expected life of the assets, and the amortization of the assets is removed from our adjusted results. In addition, the reconciliation for the three months ended September 30, 2025, and the year ended December 31, 2025, includes an adjustment to remove the impairment expense associated with the impairment of certain capitalized costs related to the strategic decision to transition our investment management platform to Aladdin. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

[4]

Reconciling items for the three months ended December 31, 2025 and September 30, 2025, primarily include:

• An adjustment to remove changes in fair value of acquisition-related contingent consideration, warrants and options.

Reconciling items for the three months and year ended December 31, 2024, primarily include:

• An adjustment to remove the reclassification of accumulated foreign currency translation reserves to net income. The reclassification resulted from the liquidation of JHG entities.

Reconciling items for the year ended December 31, 2025, primarily include:

• An adjustment to remove changes in fair value of acquisition-related contingent consideration, warrants and options.

• An adjustment to remove the reclassification of accumulated foreign currency translation reserves to net income. The reclassification resulted from the liquidation of JHG entities.

JHG management believes these costs do not represent our ongoing operations.

[5]

The tax impact of the adjustments is calculated based on the applicable U.S. or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

[6]

Reconciling items for all periods presented include an adjustment to remove the noncontrolling interest on amortization of acquisition-related intangible assets. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

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Condensed consolidated balance sheets (unaudited)

	31 Dec	31 Dec
(in US$ millions)	2025	2024
Assets:
Cash and cash equivalents	1,253.9	1,217.2
Investments	364.6	337.1
Property, equipment and software, net	33.1	39.4
Intangible assets and goodwill, net	4,148.3	4,023.7
Assets of consolidated variable interest entities	1,237.1	525.4
Other assets	1,250.0	820.3
Total assets	8,287.0	6,963.1

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	395.5	395.0
Deferred tax liabilities, net	624.8	569.3
Liabilities of consolidated variable interest entities	23.3	4.7
Other liabilities	1,123.4	911.0
Redeemable noncontrolling interests	844.5	365.0
Total equity	5,275.5	4,718.1
Total liabilities, redeemable noncontrolling interests and equity	8,287.0	6,963.1

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	31 Dec	30 Sep	31 Dec
(in US$ millions)	2025	2025	2024
Cash provided by (used for):
Operating activities	322.7	258.8	247.3
Investing activities	17.7	39.4	44.3
Financing activities	(87.8)	(163.2)	(518.9)
Effect of exchange rate changes	—	(5.9)	(42.7)
Net change during period	252.6	129.1	(270.0)

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson’s Annual Report on Form 10‑K for the year ended December 31, 2024, filed with the SEC (Commission File No. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

Forward-looking statements

Certain statements in this press release not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

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Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, Janus Henderson’s ability to obtain the regulatory, shareholder and other approvals required to consummate the Proposed Transaction and the timing of the closing of the Proposed Transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Proposed Transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, that shareholder litigation in connection with the Proposed Transaction may affect the timing or occurrence of the Proposed Transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the Proposed Transaction, including the impact of the transaction on Janus Henderson’s business, that the Proposed Transaction generally may involve unexpected costs, liabilities or delays, that the business of the Company may suffer as a result of uncertainty surrounding the Proposed Transaction or the identity of the purchaser, that the Company may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of the Company’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the Proposed Transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings or furnishings made by Janus Henderson with the SEC from time to time.

Important information and where to find it

In connection with the Proposed Transaction, Janus Henderson will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to Janus Henderson’s shareholders. Janus Henderson and affiliates of Janus Henderson intend to jointly file a transaction statement on Schedule 13E-3. Janus Henderson may also file other documents with the SEC regarding the Proposed Transaction. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the solicitation

Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the Proposed Transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson in connection with the Proposed Transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the Proposed Transaction when it is filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. Free copies of the proxy statement relating to the Proposed Transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments. Not all products or services are available in all jurisdictions. Janus Henderson provides investment advisory services in the U.S. through Janus Henderson Investors US LLC, together with its participating affiliates.

Janus Henderson® and any other trademarks used herein are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

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